Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REITERATES ITS CAPITAL AND BALANCE SHEET STRENGTH

Pasadena, California – March 13, 2023 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, has provided the following unaudited financial update.

“In light of recent industry events and market volatility, we reiterate that East West Bank’s business model is diversified, our balance sheet is managed conservatively, and our liquidity is strong. Our industry-leading profitability and our high-quality earnings have resulted in very strong capital levels, which form a firm foundation for our bank,” stated Dominic Ng, Chairman and CEO of East West.

Diversification and granularity are strengths of East West’s balance sheet and business model.

•Year-to-date, consumer deposits are up 3% and commercial deposits have been essentially stable. Total deposits were $55.3 billion as of March 10, 2023, compared with $56.0 billion as of December 31, 2022, because of a planned and intentional reduction in brokered deposits of over $1 billion throughout the first quarter.

•Deposits are well-diversified by industry and depositor type with no significant customer or sector concentrations. Venture capital deposits were approximately $1 billion as of March 10, 2023, or less than 2% of total deposits. We have no exposure to cryptocurrency.

East West’s capital ratios are among the strongest in the banking industry.

•As of December 31, 2022, East West’s tangible common equity ratio1 was 8.7%, far exceeding the median of 6.3% for money-center banks or 6.7%2 for regional and smaller banks.

•As of December 31, 2022, our common equity tier 1 ratio was 12.7%, and our total capital ratio was 14.0%. All our regulatory capital ratios expanded quarter-over-quarter in the fourth quarter of 2022, and all our capital ratios substantially exceed regulatory requirements.

East West’s balance sheet is conservatively managed, and we have strong liquidity. Our available, unused borrowing capacity was $28 billion as of March 13, 2023, equivalent to over 50% of total deposits.

The asset quality of our loan portfolio continues to be strong and stable. We have experienced no changes in our credit metrics since year-end, including to classified loans, nonperforming assets, and charge-off ratios. As of December 31, 2022, nonperforming assets were 16 basis points of total assets.

[1] Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in our fourth quarter 2022 financial press release.
[2] Based on median of regional banks and selected west coast community banks greater than $15 billion in assets. U.S. subsidiaries of foreign banks, broker-dealers, and specialty lenders are excluded. Peer data is sourced from S&P Capital IQ.

About East West

East West Bancorp, Inc. is a public company with total assets of $64.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, operating over 120 locations in the United States and in Asia. The Company’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. East West also has a representative office in Singapore. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current expectations, beliefs, estimates, assumptions and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increases in funding costs, declines in asset values and /or recognition of allowance for credit losses on securities held in the Company’s portfolio; changes in local, regional and global business, economic and political conditions and geopolitical events, such as the military conflict between Russia and Ukraine; the economic, financial, reputational and other impacts of the ongoing Coronavirus Disease 2019 (“COVID-19”) pandemic, including variants thereof, and any other pandemic, epidemic or health-related crisis; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau and the California Department of Financial Protection and Innovation - Division of Financial Institutions; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the soundness of other financial institutions; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S., including the transition away from the U.S. dollar (“USD”) London Interbank Offered Rate (“LIBOR”) to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.
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